Exhibit 99.1

Envivio Reports Fourth Quarter Fiscal 2015 Financial Results

Q4 revenue was $12.7 million, up 42% sequentially

Company expanded customer base at several Tier 1 customers

SOUTH SAN FRANCISCO, Calif., March 19, 2015 — Envivio, Inc. (Nasdaq:ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the fourth quarter and fiscal year 2015 ending January 31, 2015.

Financial Highlights

•	Revenue for the fourth quarter of fiscal 2015 was $12.7 million, compared with $9.0 million in the third quarter of fiscal 2015 and $12.5 million in the fourth quarter of fiscal 2014. Revenue for fiscal year 2015 was $41.6 million, compared with $43.2 million in fiscal 2014.

•	GAAP net loss for the fourth quarter of fiscal 2015 was $1.6 million, or $0.06 per share, compared with a net loss of $5.4 million, or $0.20 per share, in the third quarter of fiscal 2015 and net loss of $2.0 million, or $0.08 per share, in the fourth quarter of fiscal 2014. GAAP net loss for fiscal 2015 was $15.6 million, or $0.57 per share, compared with net loss of $12.2 million, or $0.45 per share in fiscal 2014.

•	Non-GAAP net loss for the fourth quarter of fiscal 2015 was $0.5 million, or $0.02 per share. This is compared with a net loss of $4.1 million, or $0.15 per share, in the third quarter of fiscal 2015 and net loss of $1.4 million, or $0.05 per share, in the fourth quarter of fiscal 2014. Non-GAAP net loss for fiscal 2015 was $13 million compared with a net loss of $9.8 million in the prior year.

•	The GAAP and non-GAAP results for the fourth quarter of fiscal 2015 includes a one-time charge of $0.7 million related to restructuring expenses.

“We are encouraged by our results, and by the positive business environment as we head into fiscal 2016. While we have been impacted by the consolidation in the market, we are starting to see results from the increased adoption of our video processing software solutions in our customer base,” said Julien Signès, founder and CEO of Envivio.

“In the fourth quarter three U.S. service providers contributed significant revenue from incremental purchases of Envivio products and services. Additionally, we received an order from a leading Latin America Tier 1 customer who chose Envivio for key expansions, products and services. This resulted in sequential top line growth in the fourth quarter. Revenue for the quarter was $12.7 million, up 42% sequentially,” added Signès. “Over the last quarter we have taken a number of initiatives to reduce our expenses and are pleased to report a reduction in our losses as we drive towards profitability.”

As of January 31, 2015, Envivio had cash and cash equivalents of $37.8 million, compared with $37.9 million at the end of the prior quarter.

Q4 Business and Product Highlights

•	Tier 1 Operator Revenue – Three U.S. and one international Tier 1 service providers contributed significant revenue from incremental purchases of Envivio products and services.

•	New Customers – Envivio added four new customers to its roster of leading broadcast and operator companies.

•	Customer Expansions and Wins – French mobile operator Bouyges Telecom chose Envivio for multiple services, while Taiwanese telecom operator Chunghwa chose Envivio to power its 4K HEVC trial.

•	Envivio Board Appointment – Former Time Warner EVP and CTO Mike LaJoie has joined the Envivio Board of Directors. Mr. LaJoie has a deep understanding of Envivio’s customers and technology.

•	Global Market Leadership Award – Renowned analyst firm Frost and Sullivan named Envivio the #1 global vendor for Live Video Transcoding (Media and Entertainment). This prestigious industry award also highlighted Envivio for its innovation and for capturing the highest revenue share in this segment. It also recognized Envivio for being best in class for customer value, and for offering a unified approach to new-age Pay TV Services.

•	Mobile World Congress, Partnering with Huawei – At the recent Mobile World Congress, Envivio partnered with Huawei and Sony to demonstrate 4K HEVC in action.

Conference Call Information

Envivio will host a conference call and live audio webcast for analysts and investors at 5:00 p.m. ET on March 19th, 2015.

•	Parties in the United States and Canada can access the call by dialing 1-877-407-4018.

•	International parties can access the call by dialing 1-201-689-8471.

•	When dialing into the call, ask for the Envivio Fourth Quarter FY 2015 Financial Results.

The audio webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com. A replay of the conference call will be available beginning at 8 p.m. ET March 19, 2015 through September 1, 2015 until 11:59 p.m. ET. To access the replay, parties in the United States and Canada should call 1-877-870-5176 and enter PIN 13603345. International parties should call 1-858-384-5517 and enter PIN 13603345.

Non-GAAP Financial Measurements

This news release dated March 19th, 2015 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation, and the estimated settlement costs of the Company’s stockholder class action lawsuit and restructuring expenses. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense and the one-time settlement expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the increased adoption of Envivio’s video processing software solutions in its customer base, Envivio’s drive towards profitability and the potential for Envivio’s design wins to lay a foundation for future growth. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the three and twelve months ended January 31, 2015 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the inability to convert bookings into revenue at all or in a timely basis within a quarterly period, the failure of Envivio’s target markets to develop as anticipated, the actions taken by Envivio to reduce operating expenses are not effective, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (NASDAQ:ENVI) is a global market leader and innovator of video software solutions that are trusted by video service providers and content companies worldwide to power stunning video quality and captivating, personalized experiences to their millions of viewers on any device, over any network. Leveraging its pioneering and technically superior virtualized video delivery solutions, Envivio enables video operators of any size to increase revenues and reduce costs while uniquely providing the best-in-class quality, reliability, efficiency, and scalability to support the new age of video anywhere. Envivio is headquartered in South San Francisco, California with offices worldwide in France, China and Singapore. Visit www.envivio.com for more information, or connect with us on LinkedIn.

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	January 31, 2015	January 31, 2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$37,790	$47,873
Accounts receivable, net of allowance for doubtful accounts	8,780	10,766
Inventory	171	75
Prepaid expenses and other current assets	3,655	4,257
Deferred inventory costs	86	177

Total current assets	50,482	63,148

Property and equipment, net	3,591	3,924
Restricted cash	329	—
Other non-current assets	202	207

Total assets	$54,604	$67,279

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,480	$5,772
Accrued compensation	5,070	5,308
Accrued liabilities	3,296	1,682
Deferred revenue, current	5,999	6,198

Total current liabilities	19,845	18,960

Deferred revenue, net of current portion	711	541
Other non-current liabilities	1,562	1,404
Deferred rent	498	698

Total liabilities	22,616	21,603

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	156,605	154,562
Accumulated other comprehensive loss	(1,079)	(960)
Accumulated deficit	(123,566)	(107,954)

Total stockholders’ equity	31,988	45,676

Total liabilities and stockholders’ equity	$54,604	$67,279

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended			Year Ended
	(in thousands except for share and per share amounts)
	January 31, 2015	October 31, 2014	January 31, 2014	January 31, 2015	January 31, 2014
Revenue:
Product	$9,330	$5,961	$10,054	$30,254	$34,488
Professional services and support	3,401	2,999	2,434	11,302	8,716

Total revenue	12,731	8,960	12,488	41,556	43,204

Cost of revenue:
Product	3,772	2,553	3,457	12,452	12,342
Professional services and support	711	666	690	2,725	2,268

Total cost of revenue	4,483	3,219	4,147	15,177	14,610

Gross profit	8,248	5,741	8,341	26,379	28,594

Operating expenses:
Research and development	2,507	2,173	2,244	9,418	9,141
Sales and marketing	4,603	5,047	4,770	20,091	19,726
General and administrative	2,499	3,816	3,161	11,984	11,595

Total operating expenses	9,609	11,036	10,175	41,493	40,462

Loss from operations	(1,361)	(5,295)	(1,834)	(15,114)	(11,868)
Interest income (expense), net	—	(3)	4	1	43
Other income (expense), net	(30)	23	(36)	(115)	(12)

Loss before provision for income taxes	(1,391)	(5,275)	(1,866)	(15,228)	(11,837)
Income tax provision	178	154	175	384	351

Net loss	$(1,569)	$(5,429)	$(2,041)	$(15,612)	$(12,188)

Net loss per share of common stock, basic and diluted	$(0.06)	$(0.20)	$(0.08)	$(0.57)	$(0.45)

Shares used in computing net loss per share of common stock, basic and diluted	27,713,625	27,712,288	27,118,399	27,500,647	27,102,111

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended			Year Ended
	(in thousands except for share and per share amounts)
	January 31, 2015	October 31, 2014	January 31, 2014	January 31, 2015	January 31, 2014

GAAP gross margin	$8,248	$5,741	$8,341	$26,379	$28,594
Stock-based compensation	12	7	—	34	3

Non-GAAP gross margin	8,260	5,748	8,341	26,413	28,597

GAAP operating expenses	9,609	11,036	10,175	41,493	40,462
Stock-based compensation	(291)	(325)	(646)	(1,838)	(2,341)
Restructuring expense	(718)	—	—	(718)	—
Litigation settlement expense	—	(1,000)	—	—	—

Non-GAAP operating expenses	8,600	9,711	9,529	38,937	38,121

GAAP operating loss	(1,361)	(5,295)	(1,834)	(15,114)	(11,868)
Stock-based compensation	303	332	646	1,872	2,344
Restructuring expense	718	—	—	718	—
Litigation settlement expense	—	1,000	—	—	—

Non-GAAP operating loss	(340)	(3,963)	(1,188)	(12,524)	(9,524)

GAAP net loss	(1,569)	(5,429)	(2,041)	(15,612)	(12,188)
Stock-based compensation	303	332	646	1,872	2,344
Restructuring expense	718	—	—	718	—
Litigation settlement expense	—	1,000	—	—	—

Non-GAAP net loss	$(548)	$(4,097)	$(1,395)	$(13,022)	$(9,844)

GAAP net loss per share of common stock, basic and diluted	$(0.06)	$(0.20)	$(0.08)	$(0.57)	$(0.45)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.02)	$(0.15)	$(0.05)	$(0.47)	$(0.36)
Shares used in computing net loss per share of common stock, basic and diluted	27,713,625	27,712,288	27,118,399	27,500,647	27,102,111

CONTACT:

Envivio

Judith Coley

Vice President, Corporate & Investor Communications

pr@envivio.com

+1.650.243.2700

NMN Advisors

Investor Relations

Avelina Ibarra Kauffman

ir@envivio.com

+1.510.344.2664